Exhibit G

CONFORMED COPY

The Republic of Turkey

Underwriting Agreement

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States of America

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

United States of America

HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

Ladies and Gentlemen:

The Republic of Turkey (“The Republic” or the “State”) acting by and through its Deputy Prime Minister of State, proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under a fiscal agency agreement identified in Schedule I hereto (the “Fiscal Agency Agreement”) between The Republic and the fiscal agent identified in Schedule I hereto (the “Fiscal Agent”). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such firm or firms.

1.	Representations and Warranties. The Republic represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1. Certain terms used in this Agreement are defined in paragraph (r) below.

(a)	The Republic meets the requirements for use of Schedule B under the Securities Act of 1933 (the “Act”), is a “seasoned foreign government” within the meaning of the Release and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (the file number of which is set forth in Schedule I hereto), including a form of Base Prospectus, for registration under the Act of the offering and sale of the Securities. The Republic may have filed with the Commission one or more amendments to such registration statement, and may have used a Preliminary Prospectus, each of which has previously been furnished to the Representatives. Such registration statement, as so amended, initially became effective on November 1, 2017. At the time and to the extent required under the Act, The Republic will file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, will use its best efforts to cause such registration statement to be declared effective within 180 days of filing, and will take all other action necessary or appropriate to permit the public offering and sale of the Securities, including any Securities that remain unsold by the Underwriters, to continue as contemplated in the registration statement relating to such Securities.

(b)

(i)	At the earliest time after the filing of the Registration Statement that The Republic or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities; and

(ii)	at the date hereof, The Republic was not and is not an “ineligible issuer,” as defined in Rule 405, without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that The Republic be considered an “ineligible issuer.” Although the Base Prospectus may not include all the information with respect to the Securities and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the Base Prospectus includes all such information required by the Act and the rules thereunder as applicable pursuant to the Release to be included therein as of the Effective Date. The Republic will hereafter file with the Commission pursuant to the Release and Rule 415 and 424(b)(2) or (5) either (x) a final supplement to the Base Prospectus, or (y) an amendment to such registration statement, including such final prospectus supplement. In the case of clause (x), The Republic has included in such registration statement, as amended at the most recent Effective Date, the information required for making such a filing pursuant to the Release. As filed, such final prospectus supplement or such amendment and final prospectus supplement shall include all such required information with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to any modification thereof, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall be in such form with only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as The Republic has advised the Representatives, prior to the Execution Time, will be included or made therein and to which the Representatives shall have agreed.

(c)

On the Effective Date, the Registration Statement did or will, and, when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (as supplemented in the case of the Closing Date) will, comply in all material respects with the applicable requirements of the Act, the rules thereunder and the Release; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (as supplemented in the case of the Closing Date) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the Applicable Time, neither (i) the Republic General Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus and the pricing term sheet attached as Schedule IV hereto, together with the expected ratings of the Securities set forth in the pricing term sheet filed with the Commission on the date hereof, with an effective filing date of January 9, 2018, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Republic Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that The Republic makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to The Republic by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

(d)	Each Republic Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that The Republic notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of a Republic Free Writing Prospectus there occurred or occurs an event or development as a result of which such Republic Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, The Republic has promptly notified or will promptly notify the Representatives and has promptly amended or will promptly amend or supplement, as its own expense, such Republic Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that The Republic makes no representations or warranties as to the information contained in or omitted from any Republic Free Writing Prospectus based upon and in conformity with written information furnished to the Republic by or on behalf of any Underwriter through the Representatives specifically for inclusion in such Republic Free Writing Prospectus.

(e)

The issuance and sale of the Securities have been duly authorized, and when duly executed, authenticated, issued and delivered as provided in the Fiscal Agency Agreement and paid for in accordance with the terms hereof, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of The Republic for the payment and performance of which the full faith and credit of The Republic will be pledged; the Securities will constitute direct, general, unconditional and unsubordinated public External Indebtedness (as defined in the Securities) of The Republic for which the full faith and credit of the Republic is pledged. The Securities rank and will rank without any preference among themselves and equally with all other unsubordinated public External Indebtedness of the republic. It is understood that this provision shall not be construed so as to require the Republic to make payment under the Securities ratably with payments being made under any other public External Indebtedness; and the Securities, when issued and delivered, will conform to the description thereof contained in the Final Prospectus.

(f)	The Republic is a member of the International Monetary Fund.

(g)	All necessary action by or on behalf of The Republic has been taken and any necessary authorizations, approvals or consents required under the laws of The Republic have been or will, by the Closing Date, be duly obtained, and are or will, by the Closing Date, be in full force and effect, for the authorization, execution and delivery of this Agreement, the Fiscal Agency Agreement, the distribution of any prospectus or other offering materials and for the issuance and sale of Securities by The Republic under this Agreement.

(h)	The obligations of The Republic under this Agreement, the Fiscal Agency Agreement and the Securities are legal and valid obligations binding on The Republic in accordance with their respective terms.

(i)	The issuance and sale of the Securities and the execution, delivery and performance of this Agreement, the Fiscal Agency Agreement and the Securities by The Republic do not and will not (i) violate any treaty, convention, law, decree, regulation, communiqué, ordinance or similar enactment that applies to The Republic or any of The Republic’s property or (ii) violate any decision or judgment of any court or other tribunal or regulatory authority or any arbitral award in each case binding on The Republic or any of The Republic’s properties or (iii) violate or contravene, conflict with or result in a breach of any existing agreement or other instrument to which The Republic is a party or which is binding on The Republic or any of The Republic’s properties or (iv) result in the creation or imposition of any lien upon any of the present or future revenues or assets of The Republic.

(j)	No litigation or administrative proceeding is pending or, to its knowledge, threatened against or affecting it (i) in which there is a reasonable possibility of an adverse decision which would materially affect its ability to perform its obligations in respect of this Agreement, the Fiscal Agency Agreement or the Securities or (ii) which questions the legality, validity or binding effect of any material provision of this Agreement, the Fiscal Agency Agreement or the Securities.

(k)	Article 30 of the Corporation Tax Law of The Republic (Law No. 5520) (the “Corporation Tax Law”) requires The Republic to withhold 15% (fifteen percent) withholding tax from the interest on the Securities received by limited tax liability persons, being legal entities resident outside The Republic. Article 94 of the Income Tax Law (Law No. 193) (the “Income Tax Law”) requires The Republic to withhold 25% (twenty-five percent) withholding tax from the interest on the Securities received by limited tax liability persons, being individuals resident outside the Republic. However, according to Temporary Article 67 of the Income Tax Law, as a result of the decrees of the Council of Ministers of The Republic (Decree Nos. 2009/14593 and 2009/14592) as currently in effect, such Turkish withholding taxes have been reduced to 0%. Furthermore, according to Article 15(b) of the Law Regarding the Regulation of Public Finance and Debt Management (Law No. 4749) (the “Law No. 4749”), the principal amount of the Securities and the interest thereon on each interest payment date shall be considered part of the consolidated debt of the State and as a result shall be exempt from any and all Turkish taxes, including withholding tax.

(l)	The Republic and its affiliated purchasers (as defined in Regulation M under the Securities Exchange Act of 1934, as amended (“Regulation M”)) (other than the Representatives, as to which The Republic makes no representation), have not taken and will not take, directly or indirectly, any action prohibited by Regulation M.

(m)	Under the laws of Turkey, The Republic is subject to civil and commercial law with respect to its obligations under the Securities, this Agreement, and the Fiscal Agency Agreement and the issue, sale and delivery of the Securities and the execution, delivery and performance by The Republic of its obligations under this Agreement, the Fiscal Agency Agreement and the Securities constitute, and The Republic’s exercise of its rights and performance of any and all of its payment obligations here or thereunder will constitute, private and commercial acts rather than governmental or public acts. The Republic hereby irrevocably waives, to the fullest extent permitted by law, with respect to any of its property, any right of immunity (sovereign or otherwise) from the jurisdiction of courts, suit, execution upon a judgment, from attachment prior to judgment or in aid of execution upon a judgment or any other legal process with respect to its obligations under this Agreement, the Fiscal Agency Agreement or the Securities, and such waiver is effective and fully enforceable under the laws of The Republic, except that under the laws of The Republic, assets of The Republic are immune from attachment or other forms of execution, whether before or after judgment. Notwithstanding the foregoing, no such waiver of immunity shall be interpreted to include actions brought under the United States federal securities laws or any securities laws of any state of the United States.

(n)	The Securities are backed by the full faith and credit of The Republic.

(o)	The Republic is a “foreign government” within the meaning of Rule 3b-4 under the Exchange Act.

(p)	Neither The Republic, nor any person acting on its behalf (other than the Underwriters, as to whom The Republic makes no representation) has engaged or will engage in any directed selling efforts, within the meaning of Rule 902(c)(1) of Regulation S under the Securities Act, with respect to the Securities that are not registered by The Republic under the registration statement referred to in subsection 1(a) above.

(q)	Neither the Republic nor, to the best of the Republic’s knowledge and belief, any official or agent of the Republic is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government (including, without limitation, by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority) (collectively, “Sanctions”); and the Issuer will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any other Person, (i) to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(r)	The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Applicable Time” shall mean 16:05 p.m. New York City time on the date of this Agreement.

“Base Prospectus” shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date.

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective and each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2).

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities, including the Base Prospectus, included in the Registration Statement at the Effective Date.

“Preliminary Prospectus” shall mean the preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof filed with the Commission at 11:22 am New York City time on January 9, 2018.

“Registration Statement” shall mean the registration statement referred to in paragraph (a) above, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430B Information deemed to be included therein at the Effective Date as provided by Rule 430B. References to the “Registration Statement” shall include any new shelf registration statement relating to the Securities which is filed prior to the completion of the offering of these Securities.

“Release” shall mean Release No. 33-6424 under the Act relating to delayed offerings by foreign governments or political subdivisions thereof.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to a BRRD Party.

“Republic Free Writing Prospectus” shall mean any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in The Republic’s records pursuant to Rule 433(g).

“Republic General Free Writing Prospectus” shall mean any Republic Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

“Republic Limited-Use Free Writing Prospectus” shall mean any Republic Free Writing Prospectus that is not a Republic General Free Writing Prospectus.

“Rule 415”, “Rule 424” and “Rule 430B” refer to such rules under the Act as applicable to registration statements subject to Schedule B under the Act in accordance with the Release and, to the extent any such rule is not directly applicable, means the provisions thereunder as made applicable by the Release.

“Rule 430B Information” means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B.

“Statutory Prospectus” as of any time shall mean the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any prospectus supplement or preliminary prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b).

2.	Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, The Republic agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from The Republic, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.	Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto (or such later date or time not later than five business days after such specified date on such date and at such time as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and The Republic or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of The Republic by official bank check or wire transfer payable in immediately available funds. Delivery of and payment for the Securities shall be made at the location specified in Schedule I hereto or as the Representatives shall reasonably designate otherwise at least one business day in advance of the Closing Date. Certificates for the Securities shall be in fully registered form and shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Closing Date.

Upon the request of the Representatives, The Republic agrees to have the Securities available for inspection, checking and any packaging by the Representatives in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules, each of Citigroup Global Markets Inc. and HSBC Bank plc (each a “Manufacturer” and together the “Manufacturers”) acknowledges to each other that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the prospectus supplement in connection with the notes. The Republic and Deutsche Bank Securities Inc. note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the Manufacturers and the related information set out in the prospectus supplement in connection with the notes.

4.	Agreements. The Republic agrees with the several Underwriters that:

(a)	The Republic will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective as soon as reasonably practicable thereafter. Prior to the termination of the offering of the Securities, The Republic will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless The Republic has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object, unless The Republic is otherwise advised by its U.S. counsel that such filing is required under the Act. Subject to the foregoing sentence, The Republic will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Republic will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by The Republic of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Republic will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued or suspended, to obtain as soon as possible the withdrawal thereof.

(b)	If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the respective rules thereunder, The Republic promptly will (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Final Prospectus to the Representatives in such quantities as they may reasonably request.

(c)	The prospectus to be submitted for admission for listing on the Official List of the Luxembourg Stock Exchange will contain all information which,

according to the particular nature of The Republic and of the Securities being offered to the public or admitted to trading on a regulated market, is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profit and losses, and prospects of The Republic, and of the rights attaching to the Securities.

(d)	As soon as practicable, The Republic will make generally available to the holders of the Securities in the United States and to the Representatives a statement in reasonable detail in the English language of the revenues and expenditures of The Republic covering the first full fiscal year of The Republic commencing after the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

(e)	The Republic will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Prospectus, Republic Free Writing Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Republic will pay the expenses of printing or other production of all documents relating to the offering of Securities pursuant to this Agreement.

(f)	The Republic will endeavour to qualify the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities, provided that The Republic shall not be required to take any action which would subject it to general or unlimited service of process in any jurisdiction, and will arrange for the determination of the legality of the Securities for purchase by institutional investors.

(g)

Subject to a limit on total expenses as may otherwise have been agreed in writing between The Republic and the Representatives, The Republic shall pay all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, (i) all costs and expenses, including any tax, incident to the preparation, engraving, issuance, execution, authentication and delivery of the Securities, including the fees and expenses of the Fiscal Agent, (ii) all costs and expenses incident to the preparing, printing and filing under the Act of the Registration Statement, the Base Prospectus, the Final Prospectus, any Republic Free Writing Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto) (iii) all costs and expenses incurred in accordance with paragraph (e) above in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate (including fees of United States counsel for the Underwriters and their disbursements), (iv) all costs and expenses related to the eligibility and acceptance of the Securities for deposit with The Depository Trust Company (including fees of counsel to The Republic and/or the Underwriters and their disbursements in connection therewith), (v) any fees and expenses in connection with the listing and registration of the Securities if so listed and registered, (vi) all costs and expenses in connection with the printing

(including word processing and duplication costs) and delivery of this Agreement, the Fiscal Agency Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) any fees payable to rating agencies in connection with the rating of the securities, (viii) costs and expenses of advertising, (ix) all costs of travel and other expenses related to investor presentations (excluding travel expenses of the Representatives but including the costs of presentations, room rentals and other similar expenses) and (x) any fee of the Financial Industry Regulatory Authority, Inc., in connection with its review of the offering.

(h)	To pay the Underwriters on the Closing Date the amount specified in Schedule I in respect of out of pocket expenses (including fees and expenses of their counsel) incurred by the Underwriters in connection with this Agreement and the offering contemplated hereunder.

(i)	So long as the Securities are outstanding, The Republic will furnish to the Representatives copies of all reports and financial statements, if any, filed with the Commission or any national securities exchange in the United States.

(j)	The Republic will use its best efforts to obtain the admission of the Securities on the Official List of the Luxembourg Stock Exchange (the “Stock Exchange”) as soon as practicable after the Closing Date, shall furnish to such Stock Exchange all documents, information and undertakings and publish all advertisements or other material that may be necessary in order to effect such listing and shall cause such listing to be continued so long as any of the Securities remain outstanding; provided, however, that if, in the opinion of The Republic, the continuation of such listing shall become unduly onerous, then The Republic may delist the Securities from any such Stock Exchange, in which case, at the request of the Representatives, The Republic will use its best efforts to obtain the listing of the Securities on another recognized stock exchange reasonably acceptable to the Representatives.

(k)	All payments made by The Republic under this Agreement shall be made in U.S. dollars, free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature, unless such withholding or deduction is required by law, in which event The Republic shall pay such additional amounts as will result in the receipt by the recipient of such amounts as would have been received by it if no such withholding or deduction had been required. In the event any transaction or payment made pursuant to this Agreement or in connection with the enforcement of this Agreement should be subject to any stamp duty, or other issue, transaction, value added or any other tax or duty (including court charges) payable in Turkey, The Republic will pay such additional amounts as may be necessary to ensure that the actual amount received equals the amount that would have been received had the payments not been subject to such duty or tax.

B.	Issuer free writing prospectuses. The Republic represents and agrees that, unless it obtains the prior written consent of the Representatives, and each

Underwriter represents and agrees that, unless it obtains the prior written consent of The Republic and the Representatives, it has not made and will not make any offer relating the Securities that (a) would constitute an “issuer free writing prospectus,” as defined in Rule 433, or (b) would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by The Republic and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Republic represents that it has treated each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

5.	Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of The Republic contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of The Republic made in any certificates pursuant to the provisions hereof, to the performance by The Republic of its obligations hereunder and to the following additional conditions:

(a)	If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 p.m. New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner within the time period required by Rule 424(b) and in accordance with Section 4(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and any request of the Commission for additional information shall have been complied with to the satisfaction of the Representatives.

(b)	The Republic shall have furnished to the Representatives the written opinion, satisfactory to the Representatives, of the First Legal Advisor, Undersecretariat of Treasury, Prime Ministry of The Republic of Turkey (the “First Legal Advisor”), dated the Closing Date, to the effect that:

(i)	the Securities have been duly and validly authorized and executed in accordance with the Constitution and laws of The Republic and, when duly authenticated in accordance with the terms of the Fiscal Agency Agreement and delivered and paid for in accordance with the terms of this Agreement, the Securities will be valid and binding obligations of The Republic entitled to the benefits of the Fiscal Agency Agreement;

(ii)	the obligations of The Republic under the Fiscal Agency Agreement, this Agreement and the Securities are and will be direct, general and unconditional obligations of The Republic, are subject to civil and commercial substantive and procedural law and to the procedural requirements relating to enforcement and recognition of foreign judgments set forth in Articles 50 through 63 of the Act on International Private Law and Procedural Law (Law No. 5718) (the “International Private Law”), except that, under the laws of The Republic, assets of The Republic are immune from attachment or other forms of execution, whether before or after judgment, and, in the case of payment obligations thereunder, will constitute direct, general, unconditional and unsubordinated public External Indebtedness (as defined in the Securities) of The Republic for which the full faith and credit of the Republic is pledged. The Securities rank and will rank without any preference among themselves and equally with all other unsubordinated public External Indebtedness of the republic. It is understood that this provision shall not be construed so as to require the Republic to make payment under the Securities ratably with payments being made under any other public External Indebtedness; the full faith and credit of The Republic has been pledged for the due and punctual payment of the principal of and interest on the Securities and for the performance of the obligations of The Republic with respect thereto;

(iii)	the Securities and the Fiscal Agency Agreement conform to the descriptions thereof in the Final Prospectus and in the General Disclosure Package;

(iv)	The Republic has the power and authority required for the execution and delivery of the Fiscal Agency Agreement, this Agreement, the issuance of the Securities and the performance by The Republic of its obligations thereunder and qualifies as a “seasoned foreign government” pursuant to the Release; and all authorizations, approvals, waivers or consents (including, without limitation, the authorisation under Articles 4, 5 and 7 of the Law No. 4749) and all registrations and qualifications with, any court or governmental agency, body or official of The Republic required for the execution and delivery of the Fiscal Agency Agreement and this Agreement, the issuance of the Securities and the performance by The Republic of its obligations thereunder have been obtained and are in full force and effect and all conditions contained therein (if any) required to be satisfied on or prior to the Closing Date have been duly satisfied, and all authorizations, approvals, consents, waivers, registrations and filings, if any, which are required under the laws of The Republic to permit the purchase by The Republic of the United States dollars needed to pay the principal of and interest on the Securities have been obtained and are in full force and effect;

(v)	the Fiscal Agency Agreement has been duly authorized, executed and delivered by The Republic in accordance with the Constitution and laws of The Republic and is a valid and binding agreement of The Republic;

(vi)	this Agreement has been duly authorized, executed and delivered by The Republic in accordance with the Constitution and laws of The Republic;

(vii)	all statements in the Registration Statement, the Final Prospectus and the General Disclosure Package with respect to or involving the Constitution, laws, statutes and regulations of or pertaining to The Republic are accurate and complete and fairly present the information purported to be shown;

(viii)	under the laws of The Republic, The Republic would not be entitled to plead, or cause to be pleaded on its behalf, immunity (sovereign or otherwise) from the jurisdiction of the courts of The Republic and the State and Federal courts in New York, New York, in respect of any suit, action or proceeding arising out of or relating to its obligations under or by virtue of the Securities, the Fiscal Agency Agreement, or this Agreement, and such courts would have jurisdiction in respect of such suits, actions or proceedings, except that, under the laws of The Republic, assets of The Republic are immune from attachment or other forms of execution, whether before or after judgment;

(ix)	no stamp or similar taxes under the laws of The Republic are payable in connection with the issuance of the Securities or the execution and delivery of this Agreement or the Fiscal Agency Agreement and no transfer taxes or similar taxes under the laws of The Republic are payable in connection with the transfer of the Securities;

(x)	the choice of New York law to govern the validity, construction and performance of this Agreement, the Securities and the Fiscal Agency Agreement would be upheld by a Turkish court as a valid and effective choice of law under the laws of The Republic;

(xi)	the execution, issuance, sale and delivery of the Securities, compliance by The Republic with all of the provisions of the Fiscal Agency Agreement, this Agreement and the Securities and the consummation of the transactions contemplated by the Fiscal Agency Agreement and this Agreement do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or create or result in any lien, security interest or other encumbrance upon any assets of The Republic under the provisions of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument in respect of borrowed money known to such First Legal Advisor to which The Republic is a party or by which The Republic is bound, nor do such actions result in a violation of any provision of the Constitution or laws of The Republic or any order, rule or regulation of any court or governmental agency or body of The Republic;

(xii)	other than as may be set forth in the Final Prospectus and in the General Disclosure Package, there are no material legal or governmental proceedings pending to which The Republic is a party or to which any property of The Republic is subject, and to the knowledge of such First Legal Advisor no such proceedings are threatened or contemplated by governmental authorities or threatened by others and there is no contract or other document which is required to be described in the Registration Statement, the Final Prospectus or the General Disclosure Package or to be filed as an exhibit to the Registration Statement which is not described or filed as required;

(xiii)	The Republic has validly submitted to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York, the Supreme Court of the State of New York, New York County, and the respective appellate courts therefrom in any suit, action or proceeding for the enforcement of the Fiscal Agency Agreement, this Agreement or the Securities; a final judgment against The Republic in any such suit, action or proceeding brought in any such courts would be conclusive and binding upon The Republic and may be enforced in the courts of The Republic, without retrial or re-examination but subject to the procedural requirements relating to enforcement and recognition of foreign judgments set forth in Articles 50 through 63 of the International Private Law, except that under the laws of the Republic, assets of the Republic are immune from attachment or other forms of execution, whether before or after judgment;

(xiv)	to ensure the legality, validity and enforceability of this Agreement, the Fiscal Agency Agreement or the Securities, or admissibility in evidence of this Agreement, the Fiscal Agency Agreement or the Securities, it is not necessary that this Agreement, the Fiscal Agency Agreement or the Securities or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in The Republic, or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, the Fiscal Agency Agreement or the Securities, or any other document other than (i) court charges imposed pursuant to the Law on Charges (Law No. 492) in the amount of 6.831% of the Turkish Lira equivalent of the amount in controversy (one quarter of which is payable at the commencement of any suit or action and the remainder of which is payable within one month following the notification of the judgment), (ii) court charges payable in connection with the making of an appeal for an adverse judgment, (iii) the deposit, at the court’s discretion, of security for costs and (iv) lawyer’s fees payable in accordance with the most recent tariff in force at the time of judgment as published in the Official Gazette of The Republic together with other court expenses;

(xv)

Article 30 of the Corporation Tax Law requires the Republic to withhold 15% (fifteen per cent.) withholding tax from the interest on the Securities received by limited tax liability persons, whom are legal entities resident outside the Republic. Article 94 of the Income Tax

Law requires the Republic to withhold 25% (twenty-five per cent.) withholding tax from the interest on the Securities received by limited tax liability persons, whom are individuals resident outside the Republic. However, according to Temporary Article 67 of the Income Tax Law, as a result of the Decrees of the Council of Ministers of the Republic (Decree Nos. 2009/14593 and 2009/14592) as currently in effect, such Turkish withholding taxes have been reduced to 0%. Furthermore, according to Article 15(b) of the Law No. 4749, the principal amount of the Securities and the interest thereon on each interest payment date shall be considered part of the consolidated State debt and as a result shall be exempt from any and all Turkish taxes, including withholding tax;

(xvi)	the Registration Statement, as amended, the Preliminary Prospectus, the Final Prospectus, as supplemented, and any Republic Free Writing Prospectus, and their filing with the Commission have been duly authorized by and on behalf of The Republic, the Registration Statement has been duly executed on behalf of The Republic and become effective under the Act and, to the best of the knowledge of such First Legal Advisor, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or threatened by the Commission;

(xvii)	such First Legal Advisor believes that (except as to the financial statements and other financial and statistical data contained therein as to which such First Legal Advisor need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements therein not misleading, and the Final Prospectus, as of its date and the Closing Date does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xviii)	such First Legal Advisor believes that (except as to the financial statements and other financial and statistical data contained therein as to which such First Legal Advisor need not express any belief) the documents specified in a schedule to its opinion, consisting of those included in the General Disclosure Package, as of the Applicable Time and as of the Closing Date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xix)	the information contained in the Final Prospectus, as of its date and the Closing Date, and in the General Disclosure Package, as of the Applicable Time and the Closing Date, under the captions “Taxation—The Republic of Turkey”, “Debt Securities—Governing Law and Consent to Service” are accurate in all material respects and fairly summarize the provisions of Turkish law therein described;

(xx)	the appointment of the Authorized Agent in Section 15 below and any waiver in that section by The Republic in respect thereto are legal, valid and binding in accordance with their respective terms; and

(xxi)	any judgment obtained against The Republic in the foreign courts mentioned in this Agreement, the Fiscal Agency Agreement and the Securities in respect of any sum payable by it under such agreements would be recognized and enforced by the courts in The Republic without re-examination of the issues as long as the judgment is not clearly against public policy rules of The Republic and where the person against whom enforcement is sought does not raise objections in the Turkish courts to the effect that such person was not duly summoned to or represented at the foreign court or that the judgment was rendered in such person’s absence in violation of the laws of the foreign country. In the opinion of the First Legal Advisor, none of the terms of this Agreement, the Fiscal Agency Agreement and the Securities violates public policy rules of The Republic and, accordingly, a judgment to enforce any such terms would not violate public policy rules of The Republic.

In rendering such opinion, such First Legal Advisor may rely without independent investigation on the opinion pursuant to paragraph (c) below as to matters of New York and United States Federal law. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

(c)	The Representatives shall have received an opinion dated the Closing Date, satisfactory to the Representatives, of Arnold & Porter Kaye Scholer LLP, special United States counsel to The Republic, to the effect that:

(i)	the statements in the Registration Statement under the caption “Debt Securities” in the Final Prospectus and in the General Disclosure Package under the caption “Description of the Notes” are accurate in all material respects and fairly summarize the provisions of the Securities and the Fiscal Agency Agreement purported to be summarized therein;

(ii)	the statements in the Registration Statement, the Final Prospectus and the General Disclosure Package under the caption “Taxation—United States” are accurate in all material respects and fairly present the information purported to be shown therein;

(iii)	this Agreement is a legal, valid and binding obligation of The Republic;

(iv)	the Fiscal Agency Agreement is a legal, valid and binding obligation of The Republic enforceable against The Republic in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to the possible judicial application of laws or governmental action affecting the enforcement of creditors’ rights;

(v)	the Securities, when duly authenticated in accordance with the terms of the Fiscal Agency Agreement and delivered and paid for in accordance with the terms of this Agreement, will constitute legal, valid and binding obligations of The Republic enforceable against The Republic in accordance with their terms and entitled to the benefits of the Fiscal Agency Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to the possible judicial application of laws or governmental action affecting the enforcement of creditors’ rights;

(vi)	The Republic has validly submitted, under the laws of the State of New York, and the Federal Laws of the United States, to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York, the Supreme Court of the State of New York, New York County, and the respective appellate courts therefrom in any suit, action or proceeding arising out of or based on this Agreement, the Fiscal Agency Agreement or the Securities, has to the fullest extent permitted by law, validly and irrevocably waived any objection to the laying of venue of any such action, suit or proceeding in any such court, and the appointment of the Authorized Agent (as defined in this Agreement) as its authorized agent for purposes described in Section 15 of this Agreement is valid and legally binding on the Republic and any service of process effected on such agent in the manner set for therein will be effective to confer valid personal jurisdiction over the Republic to the extent of any action referred to therein, subject to the limitations of the Foreign Sovereign Immunities Act of 1976, as amended;

(vii)	the agreement of The Republic contained in the Agreement, the Securities and the Fiscal Agency Agreement that each will be governed and construed in accordance with the laws of the State of New York, except with respect to its authorization and execution by and on behalf of The Republic, is valid and binding;

(viii)	the Securities are exempt from the provision of the Trust Indenture Act of 1939, as amended, under Section 304(a)(6) of said Act and no indenture in respect of the Securities need be qualified under said Act; and

(ix)	considered in light of such counsel’s understanding of the applicable law (including the requirements of Schedule B and the Release and the character of the Final Prospectus) and such counsel’s experience thereunder, the Registration Statement and the Final Prospectus (other than financial statements and other financial and statistical information as to which such counsel need not express any opinion) appeared on their face to be appropriately responsive in all material respects to the Act, the rules thereunder and the Release.

We confirm that the Registration Statement has become effective under the Act as of the date and time specified in such opinion, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or threatened by the Commission.

In giving such opinion, Arnold & Porter Kaye Scholer LLP may (i) assume that the Fiscal Agency Agreement, the Securities and this Agreement have been duly authorized, executed and delivered by the appropriate party or parties thereto and that each such party has adequate power and authority to enter thereinto and (ii) rely without independent investigation on the opinion delivered pursuant to paragraph (b) above as to matters governed by the laws of The Republic and such opinion shall be subject to any limitations and exceptions contained in the opinion delivered pursuant to paragraph (b) above. References to the Final Prospectus in this paragraph (c) include any supplements thereto at the Closing Date.

In addition, Arnold & Porter Kaye Scholer LLP shall confirm that (except as to the financial statements and other financial and statistical information and data contained therein as to which counsel need not express any belief) nothing has come to such counsel’s attention that would lead such counsel to believe that the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make statements therein not misleading, that the Final Prospectus, as of its date and the Closing Date as applicable, contains or contained any untrue statement of a material fact or omits or omitted to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the documents specified in a schedule to its opinion, consisting of those included in the General Disclosure Package, as of the Applicable Time and as of the Closing Date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Reference to the Final Prospectus in this paragraph (c) includes any supplements thereto at the Closing Date.

(d)	The Representatives shall have received from Clifford Chance LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Fiscal Agency Agreement, the Registration Statement, the Final Prospectus (together with any supplement thereto), the General Disclosure Package and other related matters as the Representatives may reasonably require, and The Republic shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving such opinion, Clifford Chance LLP may rely without independent investigation on the opinion delivered pursuant to paragraph 5(b) above as to the matters governed by the laws of The Republic and such opinion shall be subject to any limitations and exceptions contained in the opinion delivered pursuant to paragraph (b) above.

(e)	The Representatives shall have received from Pekin & Pekin, Turkish counsel to the Representatives, an opinion or opinions, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives. In rendering any such opinion, such Turkish counsel may rely, without independent investigation on its part, as to matters governed by United States Federal and New York law upon New York counsel to the Representatives.

(f)	The Republic shall have furnished to the Representatives a certificate of The Republic, signed by the Undersecretariat of the Treasury, Prime Ministry of The Republic of Turkey, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus, the General Disclosure Package and this Agreement and that:

(i)	the representations and warranties of The Republic in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and were true and correct in all material respects on and as of the Applicable Time with the same effect as if made at the Applicable Time and The Republic has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)	no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to The Republic’s knowledge, threatened; and

(iii)	there has been no material adverse change or any development which would reasonably be expected to result in a material adverse change in the condition (financial, economic or political) of The Republic from that set forth in the Final Prospectus (exclusive of any supplement thereto).

(g)	Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change or any development which would reasonably be expected to result in a change in the condition (financial, economic or political) or foreign exchange controls of The Republic from that set forth in the Registration Statement that, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

(h)	Subsequent to the Execution Time, there shall not have been (A) any downgrading in the rating accorded The Republic’s debt securities by any rating agency set forth in Schedule I hereto or (B) any public announcement that the rating of any of The Republic’s debt securities is under surveillance or review, with possible negative implications, by any rating agency set forth in Schedule I hereto.

(i)

Subsequent to the Execution Time, no proceeding shall be pending or threatened to restrain or enjoin the issuance, sale or delivery of the Securities or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Securities are to be issued or to question the validity of the Securities, and none of such laws, proceedings, directives, resolutions, approvals, consents or orders shall have been repealed, revoked or rescinded in whole or in part.

(j)	Subsequent to the Execution Time, The Republic shall have not ceased to be a member of the International Monetary Fund.

(k)	Prior to the Closing Date, The Republic shall have furnished to the Representatives such further information, certificates, opinions and other documents as the Representatives may reasonably request.

(l)	The Representatives shall have received letters confirming on the Closing Date the rating of the Securities set forth in the pricing term sheet filed with the Commission on the date hereof, with an effective filing date of January 9, 2018, by the rating agencies set forth on Schedule I hereto.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to The Republic in writing or by telephone or telegraph confirmed in writing.

6.	Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of The Republic to perform any agreement herein or comply with any provision hereof, The Republic will reimburse the Underwriters severally upon demand in writing for all reasonably documented reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

7.	Indemnification and Contribution.

(a)

The Republic shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability (or any action in respect thereof) arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, any Republic Free Writing Prospectus, the Registration Statement, the General Disclosure Package or the Final Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such controlling person promptly upon demand in writing for any legal or other expenses reasonably incurred by that Underwriter or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that The Republic shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Base Prospectus, any Preliminary Prospectus or the Final Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information furnished to The Republic through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability that The Republic may otherwise have to any Underwriter or to any controlling person of that Underwriter. The Republic further agrees to indemnify and hold harmless each Underwriter against any requirement under the laws of The Republic to pay any stamp or similar taxes in connection with the issuance of the Securities to such Underwriter by The Republic.

(b)	Each Underwriter, severally and not jointly, shall indemnify and hold harmless The Republic and each of its officials from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which The Republic or any such official may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or the Final Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to The Republic through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall promptly reimburse The Republic and any such official for any legal or other expenses reasonably incurred by The Republic or any such official in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to The Republic or any such official.

(c)

Promptly after receipt of an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against any indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against The Republic under this Section 7 if (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would in the judgment of any such party or counsel thereto be inappropriate due to the actual or potential differing interests between such parties, and in each such event the fees and expenses of such separate counsel shall be paid by The Republic. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for fees and expenses of more than one separate counsel (in addition to any local counsel) for all indemnified parties.

(d)

If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by The Republic on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) and as a result is not entitled to indemnification thereunder, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of The Republic on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by The Republic on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by The Republic bear to the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by The Republic or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Republic and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that, upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically set forth in subsection (c) hereof).

(e)	The Underwriters severally confirm that the statements with respect to distribution by the Underwriters of the Securities set forth on the cover page of, and under the caption “Underwriting” or “Plan of Distribution” in, the Final Prospectus are correct and constitute the only information furnished in writing to The Republic by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Final Prospectus.

8.

Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated severally to purchase and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities if the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 9.09% of the aggregate principal amount of Securities and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Securities set forth opposite its name in Schedule II hereto. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased by the defaulting Underwriter or Underwriters. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or The Republic. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule II hereto who, pursuant to this Section 8, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to The Republic for damages caused by its default. If other underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Representatives or The Republic may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for The Republic or counsel for the Underwriters may be necessary in the Registration Statement, the Final Prospectus or in any other document or arrangement.

9.

Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to The Republic prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges or such market by the Commission or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by United States Federal or New York, California or Illinois state authorities, or authorities of The Republic, (iii) there shall have been any outbreak of or escalation in hostilities involving The Republic or the United States or there shall have been a declaration of a national emergency or war by The Republic or the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, or foreign exchange controls, of The Republic or the United States (or the effect of international conditions on the financial markets in the United

States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated by the Final Prospectus (exclusive of any supplement thereto).

10.	Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of The Republic or its officials and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or The Republic or any of the officials or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 4(g), 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

11.	Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I hereto; or, if sent to The Republic, will be mailed, delivered or telegraphed and confirmed to it at: attention of General Directorate of Foreign Economic Relations (facsimile: +90 312 212 8550) and General Directorate of Public Finance (facsimile: +90 312 212 8786).

12.	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officials and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13.	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York except with respect to its authorization and execution by and on behalf of The Republic.

14.	Language. All communications hereunder and all documents to be furnished hereunder will be in the English language or accompanied by an English translation thereof.

15.

Jurisdiction; Service of Process, Etc. The Republic hereby appoints each of The Economic Counsellor, The Republic of Turkey, 821 United Nations Plaza, New York, New York 10017 and The Economic Counsellor, The Republic of Turkey, 2525 Massachusetts Avenue, N.W. Washington, D.C. 20008, as its authorized agent (each an “Authorized Agent”) upon whom process may be served in any action by the Representatives, or by any persons controlling the Representatives, arising out of or based upon this Agreement which may be instituted in each of the United States District Court for the Southern District of New York, the Supreme Court of the State of New York, New York County, and the respective appellate courts therefrom; and each of the parties hereto irrevocably submits to the jurisdiction of any such court in respect of any such action and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such action in any such court and The Republic waives any right to which it may be entitled on account of residence or domicile. The Republic hereby irrevocably agrees that a final judgment in any such suit, action or proceeding brought in any such courts shall be conclusive and binding upon The Republic and, to the fullest extent permitted by law, may be enforced in the competent courts of any other jurisdiction, including The Republic. The Republic hereby irrevocably and expressly waives the diplomatic immunity of The Economic Counsellor at the Embassy of The Republic of Turkey in New York and Washington, D.C. with respect to the acceptance of the service of process referred to herein pursuant to Article 32 of the Vienna Convention on Diplomatic Relations. The Republic will maintain at all times in the Borough of Manhattan, The City of New York, a person acting as or discharging the function of Economic Counsellor as long as any of the Securities remain outstanding. The Republic will take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon either Authorized Agent at the address indicated for such agent in this Section 15, or at such other address in New York, New York or Washington, D.C. as may be the office of The Economic Counsellor, The Republic of Turkey at the time of the service and written notice of such service mailed or delivered to The Republic at its address set forth in Section 11 hereof shall be deemed, in every respect, effective service of process upon The Republic in New York. Upon receipt of such service of process, the relevant Authorized Agent shall advise the Ambassador of The Republic to the United States of America and the Undersecretariat of Treasury, Prime Ministry of The Republic of Turkey promptly by telex of its receipt thereof, but the failure to so advise shall have no effect on the validity or timeliness of such service. Notwithstanding the foregoing, any such action may be instituted in any competent court in The Republic. The Republic hereby irrevocably waives, to the fullest extent permitted by law, any immunity from jurisdiction to which it might otherwise be entitled (including sovereign immunity and immunity from pre judgment attachment, post judgment attachment and execution) in any such action in each of the United States District Court for the Southern District of New York, the Supreme Court of the State of New York, New York County, and the respective appellate courts therefrom, or in any competent court in The Republic. It is understood that the foregoing waiver does not apply to any assets of The Republic located in The Republic and also does not apply to the assets of The Republic outside The Republic that are used in the exercise of sovereign authority. No waiver of immunity by The Republic shall be interpreted to include a waiver of immunity against actions brought under the U.S. federal securities laws or any securities laws of any state of the United States. In addition, under the laws of The Republic, assets of The Republic are immune from attachment or other forms of execution, whether before or after judgment.

Without limiting the generality of any of the foregoing, The Republic agrees, without prejudice to the enforcement of a judgment obtained in New York, or in any other jurisdiction other than The Republic according to the provision of Article 54 of the International Private Law, that in the event that The Republic is sued in a court in The Republic in connection with this Agreement, such judgment obtained in New York, or in any other jurisdiction other than the Republic shall constitute conclusive evidence of the existence and amount of the claim against The Republic, pursuant to the first paragraph of Article 193 of the Civil Procedure Code of The Republic (Law No. 6100) and Articles 58 and 59 of the International Private Law.

16.

Judgment Currency. If, under any applicable law and whether pursuant to a judgment being made or registered against The Republic or for any other reason, any payment under or in connection with this Agreement is made or fails to be satisfied in a currency (the “other currency”) other than that in which the relevant payment is expressed to be due (the “required currency”) under this Agreement, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the relevant recipient of the payment to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the relevant recipient of the payment falls short of the amount due under the terms of this Agreement, to the extent permitted by law, The Republic undertakes that it shall as a separate and independent obligation, indemnify and hold harmless each relevant recipient of the payment against the amount of such shortfall. For the purpose of this Section 16, “rate of exchange” shall take into account any premium and other reasonable costs of exchange.

17.	No Fiduciary Obligation. For the avoidance of doubt, no Underwriter has a fiduciary duty to The Republic or its employees in connection with this Agreement.

18.	Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between HSBC Bank plc (a “BRRD Party”) and The Republic, The Republic acknowledges, accepts, and agrees to be bound by:

(a)	the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a BRRD Party to The Republic under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of a BRRD Party or another person (and the issue to or conferral on The Republic of such shares, securities or obligations);

(iii)	the cancellation of the BRRD Liability;

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

19.	Counterparts. This Agreement may be signed in two or more counterparts, which together shall constitute one and the same instruments. Delivery of an electronic signature page to this Agreement by facsimile transmission or other electronic image scan transmission (e.g., “PDF” or “tif” via email) shall be as effective as delivery of a manually signed counterpart of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among The Republic and the several Underwriters.

Very truly yours,

THE REPUBLIC OF TURKEY
acting by and through its
Deputy Prime Minister

By: /s/ Zeynep Boğa
Title: Head of Department

The foregoing Agreement is

hereby confirmed and accepted as of the date specified in Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Adam D. Bordner
Title: Vice President

DEUTSCHE BANK SECURITIES INC.

By: /s/ Dennis Eisele
Title: Managing Director

By: /s/ Thomas Short
Title: Director / Debt Syndicate

HSBC BANK PLC

By: /s/ Stewart King
Title: Director

[Signature page to the Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated:	January 9, 2018

Registration Statement No.:	333-221073

Representative(s):

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States of America

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

United States of America

HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

Fiscal Agency Agreement dated as of March 23, 2015, as amended by Amendment No. 1 to the Fiscal Agency Agreement dated March 15, 2017.

Fiscal Agent: The Bank of New York Mellon

Title, Purchase Price and Description of Securities:

Title: The Republic of Turkey 5.125% Notes due February 17, 2028

Principal amount: $2,000,000,000

Purchase price: 99.336% of the principal amount of the Notes, representing the public offering price of 99.411% minus the underwriting discount of 0.075% of the principal amount of the Notes.

Amount to be reimbursed under Section 4A(h): $0.00

Other provisions: The Republic has agreed not to launch another issue until after the Closing Date of this transaction.

Closing Date, Time and Location:

January 17, 2018, 10:00 a.m.

Clifford Chance LLP 10 Upper Bank Street, Canary Wharf London E14 5JJ

Rating Agencies referred to in Section 5(h):

Fitch Investor Services, Inc.

Moody’s Investors Service, Inc.

Standard & Poor’s Corporation

Rating Agencies referred to in Section 5(l):

Fitch Ratings Ltd.

Moody’s Investors Service, Inc.

SCHEDULE II

Underwriter	Principal Amount of Securities to Be Purchased
Citigroup Global Markets Inc.	$666,666,000
Deutsche Bank Securities Inc.	$666,667,000
HSBC Bank plc	$666,667,000

Total	$2,000,000,000

SCHEDULE III

Republic General Free Writing Prospectuses

N/A

SCHEDULE IV

Filed Pursuant to Rule 433

Registration No. 333-221073

FINAL PRICING TERMS OF THE REPUBLIC OF TURKEY

USD 2,000,000,000 5.125% NOTES DUE 2028

ISSUER:	The Republic of Turkey

SECURITIES:	5.125% Notes due February 17, 2028

PRICING DATE:	January 9, 2018

ISSUE FORMAT:	Global (SEC Registered)

ISSUE SIZE:	USD 2,000,000,000

PRICE TO PUBLIC:	99.411%

TOTAL FEES:	USD 1,500,000 (0.075%)

NET PROCEEDS TO ISSUER:	USD 1,986,720,000

YIELD TO MATURITY:	5.200% per annum

COUPON:	5.125% per annum, payable semi-annually on a 30/360-day basis

MATURITY DATE:	February 17, 2028

SPREAD TO BENCHMARK US TREASURY:	266.7 bps

BENCHMARK US TREASURY:	UST 2.250% due November 15, 2027

BENCHMARK US TREASURY YIELD:	2.533%

DENOMINATIONS:	USD 200,000/USD 1,000

INTEREST PAYMENT DATES:	February 17 and August 17, beginning on August 17, 2018 (long first coupon)

CUSIP/ISIN:	900123 CP3/US900123CP36

EXPECTED LISTING:	Luxembourg Stock Exchange (Regulated Market)

LEAD-MANAGERS/BOOKRUNNERS:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. HSBC Bank plc

SETTLEMENT DATE:	Expected January 17, 2018 (T+5) through the book-entry facilities of The Depository Trust Company

MANUFACTURER TARGET MARKET:	Professional clients, eligible counterparties and retail clients (subject to any applicable selling restrictions) (all distribution channels)

This communication is intended for the sole use of the person to whom it is provided by us.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, any prospectus supplement or free writing prospectus for this offering if you request it by calling Citigroup Global Markets Inc. at +1-800-831-9146 (toll-free), Deutsche Bank Securities Inc. at +1-800-503-4611 (toll-free), or HSBC Bank plc at +1-866-811-8049 (toll-free).

The preliminary prospectus supplement relating to the notes is available under the following link:

http://www.sec.gov/Archives/edgar/data/869687/000119312518006882/0001193125-18-006882-index.htm

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